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THE SHARES OF COMMON STOCK TO BE ACQUIRED BY THE SUBSCRIBER PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, AND THE SUBSCRIBER HAS, IF REQUIRED BY THE COMPANY, DELIVERED AN OPINION OF COUNSEL TO THAT EFFECT. BY ENTERING INTO THIS SUBSCRIPTION AGREEMENT, SUBSCRIBER REPRESENTS, AMONG OTHER THINGS, THAT IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a) OF THE SECURITIES ACT) AND IS ACQUIRING THE COMMON STOCK PURSUANT TO AN EXEMPTION FROM REGISTRATION PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND WILL NOT ENGAGE IN ANY TRANSACTIONS WITH RESPECT TO THE COMMON STOCK OF THE COMPANY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

PYROTEC, INC.

SUBSCRIPTION AGREEMENT

Name of Subscriber: Thomas Sykes

Address of Subscriber: 878 Kushiwah Creek Drive, Charleston, South Carolina 29412

Number of Shares of Common Stock: 810,000 shares

Purchase Price: $81.00 (Startup Founder's Capital)

TO: PyroTec, Inc., a Delaware corporation (the "Company").

The Subscriber hereby subscribes for and agrees to purchase the number of shares (the "Shares") of common stock of the Company, par value $0.0001 per share (the "Common Stock") specified above in accordance with and subject to the terms, provisions and conditions set forth herein. The Subscriber agrees to pay to the Company $0.0001 per Share, for a total purchase price (the "Purchase Price") equal to the amount set forth above.

The Subscriber understands that this Subscription Agreement may be rejected in whole or in part prior to acceptance at any time for any reason whatsoever by the Company. The Subscriber further understands that in the event this Subscription Agreement is rejected by the Company, the subscription of the Subscriber herein shall become null and void insofar as rejected. Upon such rejection, the Subscriber shall have no further obligations to the Company.

A. Payment. In connection with this Subscription Agreement and subject to acceptance by the Company, the Subscriber hereby agrees with the Company as follows:

(1) The sale of the Shares offered or subscribed for pursuant to this private placement will be closed not later than the second business day immediately following the acceptance by the Company of this Subscription Agreement (the "Closing Date"). On the Closing Date, the Subscriber will pay to the Company the Purchase Price in immediately available funds, by wire transfer as directed by the Company Upon the Subscriber's payment in full of the Purchase Price as contemplated by this Part A(1), the Company shall issue to the Subscriber that number of whole shares of Common Stock subscribed for by Subscriber pursuant hereto. The shares of Common Stock issued to the Subscriber in consideration for such payment shall be validly issued and outstanding, and fully paid and non-assessable.

B. Acknowledgments and Covenants.

(1) The Subscriber hereby agrees to pay all costs and expenses incurred by or on behalf of the Company, including reasonable attorneys' fees and disbursements, in connection with enforcing the Subscriber's obligations under this Subscription Agreement in the event of any default in respect of its obligations hereunder.

(2) Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company must withhold tax with respect to certain transfers of property if a stockholder of the Company is a foreign person. To inform the Company whether withholding is required with respect to the Subscriber's interest in the Company, the Subscriber shall complete a Form W-9 or applicable Form W-8.

(3) The Subscriber acknowledges and agrees that the Shares will be issued subject to the terms of this Subscription Agreement and that any certificates evidencing the Shares will bear appropriate legends to that effect, including a legend in substantially the form set forth above and as otherwise provided pursuant hereto.

C. Representations and Warranties .

Subscriber Representations and Warranties.

The Subscriber warrants, represents and agrees with the Company as follows:

(1) Upon acceptance by the Company, this Subscription Agreement is irrevocable and shall constitute a binding commitment of the Subscriber.

(2) Subscriber is acquiring the Shares for his/her/its own account, not on behalf or for the account of any other Person.

(3) The Subscriber will make all resales of the Shares only pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

(4) The Company is and will be relying on the truth and accuracy of Subscriber's representations, warranties, agreements, acknowledgements and understandings as set forth herein, in order to determine the applicability of such exemptions and the suitability of Subscriber and his/her/its acquisition of the Shares.

(5) Subscriber has been provided all necessary and appropriate information about the Company to make an informed investment decision with respect to the acquisition of the Shares. WITHOUT LIMITING THE FOREGOING, THE SUBSCRIBER ACKNOWLEDGES THAT AN INVESTMENT IN THE COMPANY INVOLVES SUBSTANTIAL RISK AND THE SUBSCRIBER MAY LOSE ITS ENTIRE INVESTMENT.

(6) Subscriber has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Subscriber's investment in the Company; Subscriber has been provided the opportunity to make all necessary and appropriate inquiries of the Company regarding Company's business and associated risks, and Company has complied with all such requests; and Subscriber is able financially to bear the risk of losing Subscriber's full investment in the Shares.

(7) The Shares are being acquired in a transaction not involving a public offering and Subscriber understands that the Shares have not been and may not be, registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and will be "restricted securities" and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of the Shares, Subscriber shall, among other things, give written notice to the Company of Subscriber's intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Subscriber in this Section 7 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate for the Shares shall bear a legend similar to that set forth on the first page of this Subscription Agreement (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms hereof applicable to the Shares upon issuance, and containing such other information and imposing such other restrictions as shall be reasonably required by the Company.

(8) Subscriber understands that no U.S. federal or state government or agency has passed on or made any recommendation or endorsement of offering for sale or the sale of the Shares.

(9) Subscriber acknowledges there is no restriction imposed hereby upon the Company in respect of the incurring by the Company of additional debt or the issuance by the Company of additional debt or equity securities, or otherwise.

(10) The Shares will be purchased for the account of the Subscriber for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Subscriber has not been organized for the specific purpose of acquiring the Shares. The Subscriber acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction and cannot be disposed of unless subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available.

(11) The Subscriber is an "accredited investor" as defined in Rule 501(a) of Securities and Exchange Commission Regulation D, that is (i) if a natural person, Subscriber has an individual net worth, or joint net worth with the Subscriber's spouse, at the time of the Subscriber's purchase in excess of $1,000,000; (ii) if a corporation, business trust or a partnership, Subscriber was not formed for the specific purpose of acquiring the Shares, and has total assets in excess of $5,000,000.

(12) The Subscriber acknowledges that at no time was the Subscriber presented with, or solicited by, any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation with respect to the Company.

(13) If the Subscriber is an entity, the Subscriber is duly organized or, if a trust, duly established pursuant to a valid trust instrument, validly existing and in good standing under the laws of the jurisdiction wherein it is organized and has the power and authority to carry on the activities in which it is engaged and to purchase the Shares. This Subscription Agreement and any other documents executed and delivered by the Subscriber in connection therewith or herewith have been duly authorized, executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable in accordance with their respective terms.

(14) The execution and delivery of this Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the terms and transactions set forth or contemplated therein or herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject, the provisions of the trust instrument, charter, bylaws or other governing documents of the Subscriber (if the Subscriber is an entity) or any indenture, mortgage or other agreement or instrument to which the Subscriber is a party or by which it is bound and does not require on the part of the Subscriber any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained.

(15) The Subscriber represents and warrants that the amounts paid or to be paid by it to the Company in respect of this Subscription Agreement were not and are not directly, or to the Subscriber's knowledge indirectly, derived from activities that contravene federal, state or foreign laws and regulations, including anti-money laundering and terrorist financing laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities, and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac.

(16) The Subscriber represents and warrants to, and agrees and covenants with, the Company, as of the date hereof and as of the date of issuance of the Shares to the Subscriber, that, to the best of its knowledge, none of (i) the Subscriber, (ii) any person controlling or controlled by the Subscriber, (iii) if the Subscriber is a privately held entity, any person having beneficial interest in the Subscriber, and (iv) any person for which the Subscriber is acting as agent or nominee in connection with this Subscription Agreement, is a country, territory, individual or entity named on the OFAC lists, nor is any such person or entity prohibited from investing in the Company under any OFAC administered sanctions or embargo programs.

(17) The Subscriber agrees promptly to notify the Company should the Subscriber become aware of any change in the information set forth in Part (18) or Part (19) above. The Subscriber acknowledges and agrees that, if required by law, the Company may be obligated to "freeze the account" of the Subscriber, either by prohibiting additional investments from the Subscriber and/or segregating assets of the Subscriber in compliance with government regulations and, if required by law, the Company may also be required to report such action and to disclose the Subscriber's identity to OFAC. The Subscriber also understands and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners of the Subscriber, to law enforcement agencies to the extent necessary to ensure compliance with all applicable laws, rules and regulations.

(18) The Company reserves the right to request such information as is necessary to verify the identity of the Subscriber, any related party, any individual or entity having a beneficial interest in, or signatory or other similar authority over, the Subscriber and any transferee of the Shares, and may seek to verify such identity and the source of funds for the Purchase Price.

(19) If the Subscriber is acting as nominee or custodian for another person, entity or organization in connection with the acquisition of the Shares, the undersigned has so indicated on the "Subscriber Information" page attached hereto. The representations and warranties contained in this Part C regarding the Subscriber are true and accurate with regard to both the Subscriber and the person, entity or other organization for which the undersigned is acting as nominee or custodian. The person, entity or organization for which the undersigned is acting as nominee or custodian will not transfer or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with all of the applicable provisions of this Subscription Agreement and applicable law, as if such person, entity or organization were a holder of the Shares. If the undersigned is acting as nominee or custodian for another person, entity or organization, the undersigned agrees to provide such other information as the Company may reasonably request regarding the undersigned and the person, entity or organization for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Subscriber to purchase the Shares.

Company Representations and Warranties.

By accepting the Subscriber's subscription, the Company warrants, represents and agrees with the Subscriber as follows:

(1) The Company is duly organized, validly existing and in good standing as a corporation under the Delaware General Corporation Law, with all requisite corporate power and authority to conduct its business as currently conducted and to issue and sell the Shares in accordance with the terms of this Subscription Agreement. This Subscription Agreement (when accepted) will have been duly authorized, executed and delivered by the Company.

(2) This Subscription Agreement is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

D. Assignment, Survival, Effectiveness and Further Information.

(1) This Subscription Agreement is not assignable by either the Subscriber or the Company without the prior approval of the other party in its sole and absolute discretion. This Subscription Agreement shall be binding upon the successors and any permitted assigns of the Subscriber and, when accepted by the Company, shall be binding upon the successors and any permitted assigns of the Company.

(2) All of the agreements, covenants, representations and warranties made by the Subscriber in this Subscription Agreement shall survive the execution and delivery hereof. The Subscriber shall use reasonable efforts to notify the Company and to do so promptly upon discovering that any of the representations or warranties made herein were false when made or has, as a result of changes in circumstances, become false. Every provision of this Subscription Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

(3) The agreements of the Subscriber set forth herein shall become effective and binding upon the Subscriber, without right of revocation, upon the Company's acceptance of this Subscription Agreement.

E. Miscellaneous. Unless otherwise indicated, the address on the first page of this document is the legal residence of the Subscriber, and all offers and communications in connection with the offering of the shares of Common Stock subscribed to herein have been conducted at such address. The Subscriber, if a foreign entity, represents that it has complied with all of the laws, if any, of its country of residence applicable to the acquisition of the Shares subscribed to herein.

F. Remedies. The Subscriber understands the meaning and legal consequences of its covenants, representations and warranties contained herein, and hereby agrees that the Company may recover from the Subscriber, and the Subscriber shall hold the Company harmless from, any and all loss, damage or liability due to or arising out of any breach of any such covenant, representation or warranty.

G. Communication. Any notice, demand, request or other communication which may be required or contemplated herein (including delivery of this Subscription Agreement by and between the parties hereto) shall be sufficiently given or delivered if (i) given either by facsimile transmission (with confirmation of receipt), by reputable overnight delivery service, postage prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated herein or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

H. Applicable Law. This Subscription Agreement and all legal relations, claims or obligations arising out of this transaction shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.

I. Confirmation of Representations; Additional Information. Upon request of the Company, the Subscriber shall confirm the accuracy of the representations in this Subscription Agreement to the Company as of the Closing Date and will use reasonable efforts to notify the Company and to do so promptly if the Subscriber becomes aware that such representations are, at any time, inaccurate in any respect. In addition, the Subscriber hereby agrees to respond reasonably to requests to supply any additional written information concerning the representations in this Subscription Agreement that the Company may reasonably request.

J. Indemnification. The Subscriber shall indemnify and hold harmless the Company and its agents and affiliates (collectively, the "Indemnified Persons") from and against any losses, claims, damages, liabilities, costs or expenses to which any of them may become subject arising out of or based upon any false representation or warranty, or any breach of or failure to comply with any covenant or agreement, made by the Subscriber in this Subscription Agreement or in any other document furnished to the Company in connection with the Subscriber's investment in the Company. The Subscriber will reimburse each Indemnified Person for his, her or its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection with any action, proceeding or investigation arising out of or based upon the foregoing. The indemnity and reimbursement obligations of the Subscriber under this Part J shall be in addition to any liability which the Subscriber may otherwise have.

K. General. This Subscription Agreement may be executed in counterparts with the same effect as if the parties executing the counterparts had all executed one counterpart. This Subscription Agreement and the documents specifically referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. Neither this Subscription Agreement nor any provision hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom such waiver, modification, discharge or termination is sought to be enforced. Each provision of this Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Subscription Agreement which are valid.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement to PYROTEC, INC., Inc. this 15th day of May 2012.

Name of Subscriber: Thomas Sykes

By: /s/Thomas Sykes

Purchase Price: $81.00 Startup Founder's Capital

ACCEPTANCE

Name of Subscriber: Thomas Sykes

Purchase Price: $81.00 Startup Founder's Capital

The foregoing Subscription Agreement is hereby accepted upon the terms and conditions set forth herein.

PYROTEC, INC.
By: /s/ John Burns
 Name: John Burns
Title: President

Dated: May 15, 2012

SUBSCRIBER INFORMATION

(The information below should be consistent with the form of ownership selected below)

Name (please print): Thomas Sykes

If entity named above,

By: N/A

Social Security or Taxpayer I.D. Number:

[On Record With Company In Order To Protect Subscriber]

Address (including zip code)

878 Kushiwah Creek Drive
Charleston, South Carolina 29412

Type of Ownership (select one)

PLEASE INDICATE BY CHECKING THE APPROPRIATE BOX BELOW THE FORM IN WHICH YOU WILL HOLD TITLE TO YOUR INTEREST. SUBSCRIBERS SHOULD SEEK THE ADVICE OF THEIR ATTORNEYS IN DECIDING IN WHICH OF THE FORMS THEY SHOULD TAKE OWNERSHIP OF THE SHARES BECAUSE DIFFERENT FORMS OF OWNERSHIP CAN HAVE VARYING GIFT TAX, ESTATE TAX, INCOME TAX, AND OTHER CONSEQUENCES, DEPENDING ON THE STATE OF THE INVESTOR'S DOMICILE AND HIS OR HER PARTICULAR PERSONAL CIRCUMSTANCES. FOR EXAMPLE, IN COMMUNITY PROPERTY STATES, IF COMMUNITY PROPERTY ASSETS ARE USED TO PURCHASE SHARES HELD AS SEPARATE PROPERTY, ADVERSE GIFT TAX CONSEQUENCES MAY RESULT.

X INDIVIDUAL OWNERSHIP (one signature required)

___ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

___ COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

___ TENANTS IN COMMON (both or all parties must sign)

___ GENERAL PARTNERSHIP (fill out all documents in the name of the General Partnership, by a PARTNER authorized to sign, and include a copy of the Partnership Agreement)

___ LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign, and include a copy of the Limited Partnership Agreement and any other document showing that the investment is authorized)

__ CORPORATION or limited liability company ("LLC") (fill out all documents in the name of the CORPORATION or the LLC, by the President, Manager or other person authorized to sign, and include a copy of the certified Corporate Resolution authorizing the signature or similar LLC resolution)

___ TRUST (fill out all documents in the name of the TRUST, by the trustee, and include a copy of the instrument creating the trust and any other documents necessary to show that the investment by the trustee is authorized. The date of the trust must appear on the Notarial where indicated)